                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                            THE SPORTS CLUB COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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

                                      [LOGO]

                         THE SPORTS CLUB COMPANY, INC.
                          11100 SANTA MONICA BOULEVARD
                                   SUITE 300
                         LOS ANGELES, CALIFORNIA 90025

                                                                    May 20, 1997

Dear Stockholder:

     You are cordially invited to attend the Company's 1997 Annual Meeting on Tuesday, June 24, 1997.

     The meeting will begin promptly at 2:00 p.m., Pacific Standard Time, in the Coliseum Room of The Sports Club/LA, located at 1835 Sepulveda Boulevard, Los Angeles, California.

     The official Notice of Meeting, proxy statement and form of proxy are included with this letter. The matters listed in the Notice of Meeting are described in detail in the proxy statement.

     The vote of every stockholder is important and we hope you will use this opportunity to take an active part in the affairs of the Company by voting on the business to come before the Annual Meeting. In order to ensure maximum stockholder representation, I urge each of you, whether or not you expect to attend the meeting in person, to sign your proxy and return it promptly in the enclosed envelope. Mailing your completed proxy will not prevent you from voting in person at the meeting if you wish to do so.

     Your Board of Directors and management look forward to greeting personally those stockholders who are able to attend.

                                          Sincerely,

                                          /s/ DAVID MICHAEL TALLA

                                          David Michael Talla
                                          Chairman and
                                          Chief Executive Officer

                                      [LOGO]

                         THE SPORTS CLUB COMPANY, INC.
                          11100 SANTA MONICA BOULEVARD
                                   SUITE 300
                         LOS ANGELES, CALIFORNIA 90025

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                       TO BE HELD TUESDAY, JUNE 24, 1997

TO THE STOCKHOLDERS OF THE SPORTS CLUB COMPANY, INC.:

     Notice is hereby given that the Annual Meeting of Stockholders of The Sports Club Company, Inc. (the "Company") will be held in the Coliseum Room of The Sports Club/LA, located at 1835 Sepulveda Boulevard, Los Angeles, California, on June 24, 1997, at 2:00 p.m., Pacific Standard Time, for the following purposes:

     1. To elect two directors of the Company to serve as Class III directors.

     2. To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

     Only stockholders of record at the close of business on April 25, 1997, will be entitled to notice of and to vote at the Annual Meeting and any postponements or adjournments thereof. A list of stockholders entitled to vote at the Annual Meeting will be available at the meeting site for ten (10) days prior to the Annual Meeting.

     YOUR VOTE IS IMPORTANT. TO ENSURE THAT YOUR STOCK IS REPRESENTED, WE URGE YOU TO VOTE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH PROXY CARD SHOULD BE COMPLETED AND RETURNED. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY, IF YOU PREFER, VOTE YOUR SHARES IN PERSON.


                                          By Order of the Board of Directors


                                          /s/ NANETTE PATTEE FRANCINI

                                          Nanette Pattee Francini
                                          Secretary


Los Angeles, California
May 20, 1997

                         THE SPORTS CLUB COMPANY, INC.
                          11100 SANTA MONICA BOULEVARD
                                   SUITE 300
                         LOS ANGELES, CALIFORNIA 90025

                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 24, 1997

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

     This Proxy Statement is being mailed on or about May 23, 1997, in connection with the solicitation of proxies by the Board of Directors of The Sports Club Company, Inc., a Delaware corporation (the "Company"). The proxies are for use at the Annual Meeting of Stockholders to be held at 2:00 p.m., Pacific Standard Time, on June 24, 1997, in the Coliseum Room of The Sports Club/LA, located at 1835 Sepulveda Boulevard, Los Angeles, California, and any postponements or adjournments thereof (the "Annual Meeting") for the purposes set forth in the accompanying Notice of Annual Meeting. The record date for the Annual Meeting is the close of business on April 25, 1997 (the "Record Date"). Only holders of record of the Company's Common Stock, par value $0.01 per share (the "Common Stock") on the Record Date are entitled to notice of and to vote at the Annual Meeting. The annual report for the year ended December 31, 1996, is being mailed to stockholders with this Proxy Statement.

     A proxy card is enclosed. Whether or not you plan to attend the Annual Meeting in person, please date, sign and return the enclosed proxy card as promptly as possible, in the postage prepaid envelope provided, to ensure that your shares will be voted at the Annual Meeting. Any stockholder who returns a proxy has the power to revoke it at any time prior to its effective use by filing an instrument revoking it, or a duly executed proxy bearing a later date, with the Secretary of the Company, or by attending the Annual Meeting and voting in person. Unless otherwise instructed, any such proxy, if not revoked, will be voted at the Annual Meeting "FOR" the nominees for election as directors as set forth in this Proxy Statement, and as recommended by the Board of Directors, in its discretion, with regard to all other matters which may properly come before the Annual Meeting. The Company does not currently know of any such other matters.

     At the Record Date, there were outstanding 11,358,000 shares of the Company's Common Stock, the only class of stock of the Company outstanding as of the Record Date, and there were 68,587 shares of Common Stock held in treasury. The presence, either in person or represented by proxy, of persons entitled to vote a majority of the Company's outstanding Common Stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting.

     Each share of Common Stock issued and outstanding on the Record Date is entitled to one vote on any matter presented for consideration and action by the stockholders at the Annual Meeting. Directors will be elected by a plurality of the votes of the shares of the Company's Common Stock present in person or represented by proxy and entitled to vote on the election of directors. Abstentions will be treated as the equivalent of a negative vote for the purpose of determining whether a proposal has been adopted and will have no effect for the purpose of determining whether a director has been elected. Broker non-votes will not be counted as cast. Abstentions and broker non-votes are each included in the determination of the number of shares present at the Annual Meeting.

     The cost of preparing, assembling, printing and mailing this Proxy Statement and the accompanying form of proxy, and the cost of soliciting proxies relating to the Annual Meeting, will be borne by the Company. The Company intends to request banks and brokers to solicit their customers who beneficially own Common Stock listed of record in names of nominees, and will reimburse such banks and brokers for their reasonable out-of-pocket expenses for such solicitations. The solicitation of proxies by mail may be supplemented by telephone, telegram and personal solicitation by officers, directors and regular employees of the Company, but no additional compensation will be paid to such individuals.

                             ELECTION OF DIRECTORS

                                (PROPOSAL NO. 1)

     Pursuant to the Bylaws of the Company, the Board of Directors shall consist of not less than four nor more than seven members. The specific number of Board members within this range is determined by the Board of Directors and is currently set at seven. The Board is divided into three classes which serve staggered three-year terms. The number of board members in each class is as follows: two Class I directors, three Class II directors, and two Class III directors. The terms of the Class III directors expire this year and their successors are to be elected at the Annual Meeting for a three-year term expiring in 2000. The terms of the Class I and Class II directors expire in 1998 and 1999, respectively.

     The Board of Directors is proposing David Michael Talla and Rex A. Licklider, who both now serve as Class III directors, for election as Class III directors at the Annual Meeting.

     To the Company's knowledge, each nominee is and will be available to serve, but if any of them should decline or be unable to act as a director, the proxy holders will vote for the election of another person or persons as the Board of Directors recommends.

          PRINCIPAL OCCUPATION DURING THE LAST 5 YEARS, OTHER BUSINESS

     The nominees have supplied the following background information to the
Company:

                                                                                          DIRECTOR
        NAME            AGE                  EXPERIENCE AND DIRECTORSHIPS                  SINCE
--------------------    ----    ------------------------------------------------------    --------
David Michael Talla      50     Currently serves as Chairman of the Board and Chief         1994
                                Executive Officer of the Company. In 1977, Mr. Talla
                                co-founded the Company.
Rex A. Licklider         54     Currently serves as Vice Chairman of the Board and as       1994
                                a consultant to the Company. Mr. Licklider serves as a
                                director for Deckers Outdoor Corporation, Golden Tel,
                                Inc. and Associated Travel Services, Inc.

BOARD COMMITTEES

     The Board has a standing Audit Committee (the "Audit Committee") that reviews the audit and control functions of the Company, the Company's accounting principals, policies and practices and financial reporting, the scope of the audit conducted by the Company's auditors and the independent auditor's opinion and letter of comment to management and management's response thereto. The Audit Committee did not meet during 1996. The Audit Committee is currently comprised of Messrs. Turner and Veru.

     The Board has a Compensation Committee (the "Compensation Committee") that is authorized to review and make recommendations to the Board with respect to the salaries and bonuses of the Company's executive officers, and to administer the Company's 1994 Stock Incentive Plan. The Compensation Committee is currently comprised of Messrs. Turner and Veru.

     Prior to August 1996, Mr. Licklider served on both the Audit and Compensation Committees.

     The Compensation Committee met once during 1996, and that meeting was attended by Messrs. Licklider, Turner and Veru.

     The Board does not have a nominating committee, or a committee performing similar functions.

DIRECTOR ATTENDANCE

     In 1996, the Company held three meetings of the Board of Directors. Each incumbent director attended all meetings of the Board of Directors and all meetings of the committees of the Board of which they were members.

DIRECTOR COMPENSATION

     Effective February 1995, non-employee directors are entitled to receive an annual fee of $10,000 and a fee of $500 for each meeting attended. Non-employee directors who are members of the Audit Committee or Compensation Committee are entitled to receive $500 for each meeting they attend. In addition, non-employee directors receive 1,000 shares of the Company's Common Stock each year pursuant to the Company's 1994 Stock Compensation Plan. Messrs. Licklider, Turner and Veru currently serve on the Board as non-employee directors. The Company provides Mr. Licklider with health insurance under its group insurance plan. All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with meetings of the Board. Amounts paid to directors were $36,000 during 1995 and $37,026 during 1996. Under the Stock Compensation Plan an aggregate of 8,000 shares of Common Stock were issued to non-employee directors through December 31, 1996.

 THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" THE ELECTION OF
                               THE ABOVE NOMINEES

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The names of the directors and executive officers of the Company, as well as their respective ages as of May 15, 1997, and positions with the Company, are as follows:

          NAME              AGE                       POSITION
------------------------    ---     ---------------------------------------------
D. Michael Talla             50     Chairman of the Board and Chief Executive
                                    Officer
Rex A. Licklider             54     Vice Chairman of the Board
John M. Gibbons              48     President, Chief Operating Officer and
                                    Director
Nanette Pattee Francini      48     Executive Vice President, Secretary and
                                    Director
Mark S. Spino                42     Vice President -- Director of Development
Philip J. Swain              39     Vice President -- Director of Operations
Timothy M. O'Brien           45     Chief Financial Officer and Assistant
                                    Secretary
Andrew L. Turner             50     Director
Dennison Veru                36     Director

     D. MICHAEL TALLA co-founded the Company in 1977, has served as the Chief Executive Officer since that time and has served as Chairman of the Board of Directors since February 1994. Mr. Talla has been in the sports and fitness industry for more than 20 years and has developed or participated in the development of more than 20 clubs in the United States, including all Clubs owned by the Company. Mr. Talla holds a Bachelor of Arts Degree in Business Administration from the University of Arizona.

     REX A. LICKLIDER has served as a director of the Company since February 1994 and was named Vice Chairman of the Board in May 1994. Prior to his involvement with the Company, Mr. Licklider served as Chairman, President and Chief Executive Officer of Com Systems, Inc., an AMEX-listed long-distance telecommunications company which he founded in 1975. Mr. Licklider is a director of Deckers Outdoor Corporation, Golden Tel, Inc., and Associated Travel Services, Inc. He also serves on the Board of Directors of the Children's Bureau of Southern California and Los Angeles Youth Programs, Inc. Mr. Licklider holds a Bachelor of Arts Degree in Business Administration from the University of Arizona and a Masters in Business Administration from the University of California at Los Angeles.

     JOHN M. GIBBONS was engaged by the Company to serve as Chief Financial Officer in May 1994 and became Executive Vice President in February 1995 and President and Chief Operating Officer on July 1, 1995. Mr. Gibbons was elected to the Board of Directors effective August 14, 1995. From September 1993 until May 1994, Mr. Gibbons was a financial and business consultant whose clients included the Company. From February 1990 until September 1993, Mr. Gibbons was employed as a Vice President by Com Systems, Inc., an AMEX-listed long-distance telecommunications company located in Westlake Village, California, serving as General Manager and Senior Vice President from December 1992 to September 1993, and as Chief Financial Officer from August 1991 through December 1992. From January 1988 through February 1990, Mr. Gibbons was employed as Chief Financial Officer of TMC Communications, a long-distance telecommunications company located in Santa Barbara, California, which was acquired by Com Systems, Inc. in February 1990. Mr. Gibbons has a Bachelors of Business Administration from Notre Dame and a Masters of Business Administration from the University of Southern California, and is a Certified Public Accountant.

     NANETTE PATTEE FRANCINI, Executive Vice President, co-founded the Company in 1977, has been principally responsible for overseeing all marketing for the Company since 1978 and has served as a director of the Company since February 1994. Ms. Pattee Francini has been in the sports and fitness industry for more than 20 years and has developed or participated in the development of more than 20 sports and fitness clubs, including all Clubs owned by the Company. Ms. Pattee Francini holds a Bachelor of Arts Degree from the University of Arizona.

     MARK S. SPINO has served as Director of Development of the Company from 1980 to the present and as a Vice President since 1984. Mr. Spino has been in the sports and fitness industry for more than 15 years and has developed or participated in the development of more than 15 sports and fitness clubs in the United States, including many of the Clubs owned by the Company. From July 1979 to June 1980, Mr. Spino was Assistant Manager, and later Manager, of the Mid-Valley Athletic Club in Reseda, California. Mr. Spino holds Bachelor of Arts and Master of Arts Degrees in Physical Education from the University of Southern California.

     PHILIP J. SWAIN has been employed by the Company since 1982 and has served as Vice President-Director of Operations since 1988. Mr. Swain has been in the sports and fitness industry for more than 20 years and has developed or participated in the development of more than 15 clubs in the United States, including many of the Clubs owned by the Company. Mr. Swain served as Regional General Manager from 1986 until 1988. From December 1979 to November 1982, Mr. Swain was the Director of Marketing and Membership at the Mid-Valley Athletic Club in Reseda, California. From February 1975 to December 1979, Mr. Swain was employed by Health & Tennis Corporation of America, managing different facilities in Detroit and Los Angeles.

     TIMOTHY M. O'BRIEN has been employed by the Company since February 1995 as Chief Financial Officer. From July 1993 until February 1995, Mr. O'Brien was employed as Vice President/Controller of WCT Communications, Inc., a publicly traded long-distance telecommunications company located in Santa Barbara, California. From May 1989 until July 1993, Mr. O'Brien was Controller for Com Systems, Inc., an AMEX-listed long-distance telecommunications company located in Westlake Village, California. Mr. O'Brien has a Bachelors of Business Administration degree from the University of Wisconsin - Madison and is a Certified Public Accountant.

     ANDREW L. TURNER has been a director of the Company since September 1994 and has been Chairman of the Board of Directors, President and Chief Executive Officer of Sun Healthcare Group, Inc. since its formation in 1989. Sun Healthcare Group, Inc., of which Mr. Turner was a founder, is a long-term health care services provider. Mr. Turner was also founder and previously served as Chief Operating Officer of Horizon Healthcare Corporation, a health care services provider, from 1986 to 1989. Prior to 1986, Mr. Turner served as a Senior Vice President of Operations of The Hillhaven Corporation.

     DENNISON VERU has been President of Awad & Associates, a money management division of Raymond James Financial since November 1992. From February 1990 to November 1992 he served as Executive Vice President, Investments of Smith Barney, Inc. specializing in small and medium capitalization stocks. Prior to that, Mr. Veru was Vice President of Broad Street Investment Management and an Assistant Vice President at Drexel Burnham Lambert. Mr. Veru serves as a director for Lois USA, Inc. a publicly held company. Mr. Veru is a graduate of Franklin and Marshall college.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth the compensation paid by the Company to the Chief Executive Officer and to the five other most highly compensated executive officers for the years ended December 31, 1994, 1995 and 1996, for services rendered. Current salaries of the Company's executives are described below under "Employment Agreements."

                 1994, 1995 AND 1996 SUMMARY COMPENSATION TABLE

                                                                          LONG-TERM
                                              ANNUAL COMPENSATION        COMPENSATION
            NAME AND                         ---------------------          AWARDS           ALL OTHER
       PRINCIPAL POSITION           YEAR     SALARY(1)      BONUS      OPTIONS (SHARES)     COMPENSATION
--------------------------------    ----     ---------     -------     ----------------     ------------
D. Michael Talla................    1996     $ 218,000(2)       --               --                 --
Chairman of the Board and           1995       205,250(2)       --               --                 --
Chief Executive Officer             1994        31,154(2)       --               --                 --
Nanette Pattee Francini.........    1996       124,175          --           15,000                 --
Executive Vice President,           1995       122,200          --               --                 --
Secretary and Director              1994       104,400          --               --                 --
John M. Gibbons.................    1996       232,800(3)  $25,000          225,000(4)              --
President, Chief Operating          1995       218,933(3)       --          450,000(4)              --
Officer and Director                1994        26,586          --               --           $133,396(5)
Mark S. Spino...................    1996       116,795          --           15,000                 --
Vice President and                  1995       111,855          --               --                 --
Director of Development             1994        81,535          --               --                 --
Philip J. Swain.................    1996       131,375          --           25,000                 --
Vice President and                  1995       127,000          --               --                 --
Director of Operations              1994       105,450      20,000               --                 --
Timothy M. O'Brien..............    1996       122,175       5,000           20,000                 --
Chief Financial Officer             1995       100,087          --           25,000                 --
and Assistant Secretary             1994            --          --               --                 --

---------------

(1) Includes automobile allowance.

(2) Until October 21, 1994, Mr. Talla received income from the Predecessors in his capacity as a partner, and did not receive a salary. Mr. Talla also receives, on an annual basis, 49.9% of the first $300,000 of The Sports Club/LA's net cash flow. See "Certain Relationships." This amount is not included in Mr. Talla's compensation.

(3) Includes an allowance for living expenses paid to Mr. Gibbons under the terms of his employment agreement.

(4) Options to purchase 225,000 shares at the exercise price of $9.00 per share issued on February 27, 1995, were canceled in connection with the issuance on July 5, 1995, of options to purchase 225,000 shares at the exercise price of $5.00 per share. Effective April 24, 1996, the Compensation Committee of the Board of Directors lowered the exercise price to $3.00 per share. Pursuant to the rules of the Securities and Exchange Commission, the cancellation and regrant of the option, and the repricing of the option, are each deemed to constitute a separate award.

(5) Prior to joining the Company, Mr. Gibbons was retained as an outside consultant and received consulting fees for such services.

OPTION GRANTS, EXERCISES AND YEAR-END VALUES

     The following table provides information concerning stock options granted by the Company to the Named Executive Officers during the year ended December 31, 1996.

                 OPTION GRANTS IN YEAR ENDED DECEMBER 31, 1996

                               INDIVIDUAL GRANTS

                                                                                           POTENTIAL
                                                                                          REALIZABLE
                                                                                       VALUE AT ASSUMED
                                           PERCENT OF                                   ANNUAL RATES OF
                                             TOTAL                                           STOCK
                                            OPTIONS                                   PRICE APPRECIATION
                            NUMBER OF      GRANTED TO                                         FOR
                              SHARES       EMPLOYEES                                      OPTION TERM
                            UNDERLYING         IN         EXERCISE                            (1)
                             OPTIONS         FISCAL       OR BASE      EXPIRATION     -------------------
           NAME             GRANTED(2)        YEAR         PRICE          DATE          5%          10%
--------------------------  ----------     ----------     --------     ----------     -------     -------
Nanette Pattee Francini...    15,000           6.8%        2.6875        2/8/2006     $29,933     $68,730
Mark S. Spino.............    15,000           6.8         2.6875        2/8/2006      29,933      68,730
Philip J. Swain...........    25,000          11.3         2.6875        2/8/2006      49,889     114,550
Timothy M. O'Brien........    15,000           6.8         2.6875        2/8/2006      29,933      68,730
Timothy M. O'Brien........     5,000           2.3         2.7500      10/31/2006       9,665      23,535

---------------

(1) The dollar amounts under these columns are the result of calculations at the 5% and 10% annual rates of stock appreciation prescribed by the Securities and Exchange Commission and are not intended to forecast possible future appreciation, if any, of the Company's stock price. No gain to the optionee is possible without an increase in the price of the Company's stock which will benefit all stockholders commensurately.

(2) All of such options are governed by the Company's 1994 Stock Incentive Plan.

     The following table provides information with respect to unexercised stock options as of December 31, 1996. None of the Named Executive Officers exercised stock options during the last fiscal year.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                              VALUE OF ALL
                                                NUMBER OF UNEXERCISED         UNEXERCISED
                                                    OPTIONS UNDER         IN-THE-MONEY OPTIONS
                                                   THE OPTION PLAN            AT FY-END(2)
                                                    EXERCISABLE/              EXERCISABLE/
                         NAME                     UNEXERCISABLE(1)           UNEXERCISABLE
        --------------------------------------  ---------------------     --------------------
        John M. Gibbons.......................      162,508/62,492                  $0/$0
        Nanette Pattee Francini...............            0/15,000              $0/$2,812
        Mark S. Spino.........................            0/15,000              $0/$2,812
        Philip J. Swain.......................            0/25,000              $0/$4,688
        Timothy M. O'Brien....................        8,333/36,667              $0/$3,438

---------------

(1) All such options are governed by the Company's 1994 Stock Incentive Plan.

(2) An in-the-money option is an option which has an exercise price for the Common Stock which is lower than the fair market value of the Common Stock on a specified date. The fair market value of the Common Stock on December 31, 1996, was $2.875, which was the closing price per share on the American Stock Exchange on such date.

REPORT OF OPTION REPRICING

     The Compensation Committee canceled and reissued options to purchase 225,000 shares of Common Stock to Mr. Gibbons, the Company's President, on July 5, 1995. The exercise price of the reissued options was $5.00 per share, the fair market value of the Common Stock on the date of reissue, while the exercise price for the canceled options was $9.00 per share. The Committee felt that the cancellation and the reissuance of options to Mr. Gibbons was appropriate in light of the fact that the potential appreciation in value of his options was a material component of the overall compensation package negotiated with Mr. Gibbons, and the Committee determined that it would be in the best interests of the Company to provide Mr. Gibbons options which have the potential to appreciate in value to the extent the market value of the Common Stock increases over $5.00 per share. For the same reasons, the exercise price of the options granted to Mr. Gibbons on July 5, 1995, was reduced to $3.00 per share on April 24, 1996. In exchange Mr. Gibbons waived 50% of the $100,000 bonus that was to have been paid to him in 1996 pursuant to the terms of his employment agreement. The Compensation Committee believes that the repricing of such options will cause such options to, once again, provide Mr. Gibbons with an opportunity for increased equity ownership and a meaningful incentive to remain in the employment of the Company for the long term.

                                          Compensation Committee
                                          Andrew L. Turner
                                          Dennison Veru

     The following table provides information with respect to stock options which have been repriced for any executive officer since the Company's initial public offering, in October 1994.

                         TEN-YEAR OPTION/SAR REPRICING

                                                                                                      LENGTH OF
                                        NUMBER OF                                                      ORIGINAL
                                        SECURITIES                                                   OPTION TERM
                                        UNDERLYING    MARKET PRICE OF    EXERCISE PRICE              REMAINING AT
                                       OPTIONS/SARS   STOCK AT TIME OF     AT TIME OF       NEW        DATE OF
                                       REPRICED OR      REPRICING OR      REPRICING OR    EXERCISE   REPRICING OR
           NAME               DATE       AMENDED         AMENDMENT         AMENDMENT       PRICE      AMENDMENT
---------------------------  -------   ------------   ----------------   --------------   --------   ------------
John M. Gibbons               7/5/95      225,000(1)       $ 5.00            $ 9.00        $ 5.00     9.67 years
President & Chief
Operating Officer
John M. Gibbons              4/24/96      225,000(1)       $ 3.00            $ 5.00        $ 3.00     8.13 years
President & Chief
Operating Officer

---------------

(1) Options to purchase 225,000 shares at an exercise price of $9.00 issued on February 27, 1995, were canceled in connection with the issuance on July 5, 1995, of options to purchase 225,000 shares at the exercise price of $5.00 per share. Effective April 24, 1996, the exercise price was lowered to $3.00 per share. At no time has Mr. Gibbons possessed options to purchase in excess of 225,000 shares. (See "Employment Agreements").

EMPLOYMENT AGREEMENTS

     Effective August 10, 1994, the Company entered into Employment Agreements with D. Michael Talla, as Chief Executive Officer, and Nanette Pattee Francini, as Executive Vice President, each of which expire on December 31, 2000. Certain terms of Mr. Talla's employment agreement were amended by the Board of Directors as of February 27, 1995. The Agreements provide for annual compensation of $200,000 payable to Mr. Talla, and $120,000 payable to Ms. Pattee Francini, subject to upward adjustment at the discretion of the Board of Directors. The Company may terminate either Employment Agreement without penalty for cause or upon the disability of the affected employee.

     The Employment Agreements with Mr. Talla and Ms. Pattee Francini summarized above entitle each employee to annual performance bonuses in the discretion of the Board of Directors, to be paid within

120 days for Mr. Talla and 150 days for Ms. Pattee Francini following the end of each fiscal year. The Employment Agreements also include severance provisions which entitle each executive officer to severance pay if his or her employment is terminated by the Company without cause; if the employee dies or is disabled; or if the employee terminates the Agreement as a result of a material breach by the Company of its obligations thereunder (six months' pay for Ms. Pattee Francini and twelve months' pay for Mr. Talla). In addition, the Employment Agreements provide Mr. Talla and Ms. Pattee Francini with additional severance benefits upon the occurrence of any one of the following events without the approval of a majority of the Board of Directors: (i) the consolidation or merger of the Company with any other corporation or other entity; (ii) the sale or other transfer of all or substantially all of the assets of the Company;
(iii) the approval by the stockholders of the Company of a plan of liquidation or dissolution of the Company; (iv) any person becomes the beneficial owner directly or indirectly of 25% or more of the Company's outstanding Common Stock; or (v) a change occurs in the composition of a majority of the Board of Directors of the Company (unless approved by two-thirds of the Board of Directors of the Company). If at any time within two years after the occurrence of any one of the foregoing events Mr. Talla's or Ms. Pattee Francini's employment is terminated (other than for cause, incapacity or death), or Mr. Talla or Ms. Pattee Francini elects to terminate his or her employment for "good reason" (as that term is defined in the Agreements), he or she is entitled to receive severance compensation equal to the lesser of: (i) the maximum amount which does not constitute a "parachute payment" as defined in Section 280G of the Internal Revenue Code of 1986, as amended; or (ii) an amount equal to three times the aggregate of (A) his or her base annual salary then in effect, (B) the car allowance, club memberships and dues, and insurance benefits paid for the employee during the one-year period immediately prior to termination, and (C) bonuses accrued but unpaid through the date of termination of employment. Under the Agreements, "good reason" means the assignment of any duties inconsistent with the employee's position or any other action which diminishes the employee's position, authority or duties, which determination shall be made in good faith by the employee. If the employment of Mr. Talla or Ms. Pattee Francini were terminated within such period as a result of the occurrence of any of the foregoing events (assuming that neither would be entitled to any performance bonus), the aggregate approximate amounts payable to Mr. Talla and Ms. Francini would be $679,035 and $393,834, respectively.

     Effective as of July 1, 1995, the Company entered into an Employment Agreement with John M. Gibbons, which expires June 30, 1998. The Employment Agreement provides for annual base compensation of $200,000, subject to annual review and upward adjustment at the discretion of the Board of Directors. In addition to his base salary Mr. Gibbons is entitled to participate in any management bonus program the Board of Directors may implement from time to time. The Employment Agreement also includes a severance provision which entitles Mr. Gibbons to receive payments equal to his base compensation until the earlier of 12 months following the date of his termination date or the expiration of the Agreement, if his employment is terminated prior to the expiration date other than for cause or by Mr. Gibbons himself. Mr. Gibbons will be paid $25,000 each year through March 1997 for living expenses and $7,800 each year as an auto allowance payable in equal semi-monthly installments. Pursuant to the terms of the Employment Agreement, the Compensation Committee of the Board of Directors, effective July 1, 1995, granted Mr. Gibbons an option to purchase 225,000 shares of the Company's Common Stock at an exercise price of $5.00 per share ("Option Shares"). One-third of the Option Shares became immediately vested upon the grant with the remaining two-thirds vesting in 24 equal monthly installments commencing October 21, 1995. Concurrent with the grant of the Option Shares, options for the purchase of 225,000 shares of Common Stock which were granted to Mr. Gibbons on February 27, 1995, at a price of $9.00 per share were canceled. In April 1996, the Compensation Committee of the Board of Directors amended Mr. Gibbons' Employment Agreement to adjust the exercise price of the Option Shares from $5.00 to $3.00 per share, the fair market price of a share of the Company's Common Stock, as evidenced by the closing price on the American Stock Exchange on April 24, 1996. In exchange, Mr. Gibbons waived 50% of the $100,000 bonus which was to have been paid to him in 1996. In addition, payment of the 50% of the remaining bonus was deferred until the second quarter of 1997. Upon any merger, acquisition or other reorganization in which the Company is not the surviving corporation, or upon a change in control of the Company, the Option Shares will be fully exercisable.

     The Company does not have written employment agreements with Messrs. Spino, Swain, and O'Brien who currently receive annual base salaries of $114,000, $125,250, and $122,200 respectively.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     INTRODUCTION

     The Company's Compensation Committee (the "Committee") is comprised entirely of non-employee members of the Company's Board of Directors. Currently, Messrs. Turner and Veru serve on the Committee. The Committee reviews and approves each of the elements of the executive compensation program of the Company and assesses both the competitiveness and effectiveness of the program. In addition, the Committee administers the 1994 Stock Incentive Plan.

     COMPENSATION PHILOSOPHY

     The Company's overall executive compensation philosophy seeks to achieve the following three goals:

     - To reward the achievement of the Company's strategic goals and the creation of stockholder value

     - To maintain a close relationship between compensation and shareholder value

     - To secure, develop, motivate and retain a high quality management team

     This philosophy is used not only in determining executive compensation, but is also evident in the Company's overall salary structure.

     The Committee is aware of the limitations imposed by Section 162(m) of the Internal Revenue Code of 1986, as amended, on the deductibility of compensation paid to certain senior executives to the extent it exceeds $1 million per executive. The Company currently intends to recommend compensation amounts and plans which will meet the requirements of deductibility in that no executive will exceed the million dollar threshold of Section 162(m) of the Internal Revenue Code.

     ELEMENTS OF THE EXECUTIVE COMPENSATION PROGRAM

  Base Salaries

     Base salary levels for all executive officers are reviewed annually. As part of this review, the Company takes into account the compensation packages offered by other companies. The Company also gives consideration to the experience, responsibilities, management and leadership abilities of its individual executive officers and their actual performance on behalf of the Company, as well as compensation policies prevailing generally within the industry and particularly within the Peer Group described under "Stockholder Return Performance Presentation."

  Incentive Compensation

     The Committee also supplements base compensation through discretionary performance-based bonuses. In 1996 Mr. O'Brien received a bonus of $5,000 in recognition of his performance in connection with the successful refinancing of The Sports Club/LA. Pursuant to the terms of his employment agreement Mr. Gibbons was awarded a bonus of $100,000, of which he waived $50,000. The remaining $50,000 was paid to Mr. Gibbons in two equal installments of $25,000; the first in 1996 and the second in April of 1997.

     In February 1996, as part of its annual review of salaries the Committee adopted a program under which bonuses are to be awarded based on operational earnings increases. For a bonus to be awarded under this program, operational earnings for each year must be increased by at least 7% over those achieved in the prior year. The Committee retains discretionary authority to award additional bonuses based on individual performance.

STOCK OPTIONS

     The Committee believes that long-term incentive compensation in the form of stock options motivates officers and key employees to improve the long-term performance of the Common Stock on the market and thus directly increase shareholder value. Stock options may also be used to attract new executives. The Company's stock plans provide a means by which executive officers and other key employees can build an investment in the Company which will align such employee's economic interests with the interests of the stockholders. Such options are granted at the prevailing market price of the Common Stock and will only have value if the stock price increases. Generally, stock options vest over a period of time from date of grant, and the optionee must be associated with the Company at the time of vesting in order to exercise the option. In addition to providing performance incentives to employees, stock options provide the Company with a form of non-cash compensation which allow it to provide benefits to employees without making cash expenditures. Accordingly, the Committee views the grant of options as an effective component of its over-all executive compensation program.

     In determining an option grant the Committee also takes into account the outstanding options held by each individual executive officer and the projected value of the options based on historical and assumed appreciation rates for the Company's Common Stock.

     As of December 31, 1996, options for 492,500 shares of the Common Stock of the Company were outstanding. Of this total amount, Mr. Gibbons holds an option for 225,000 shares; four executive officers hold options for an aggregate of 100,000 shares; and the remaining 167,500 shares are held by 24 key employees.

     COMPENSATION OF CHIEF EXECUTIVE OFFICER

     The Committee is responsible for recommending the compensation to be awarded to the Chief Executive Officer and bases such recommendation upon the same factors as those employed by the Committee for executive officers generally. In determining Mr. Talla's salary the Committee focuses on the achievement of the above described goals.

     Mr. Talla received a base salary of $200,000 in 1996 in accordance with the terms of his employment agreement with the Company. No bonus or stock options were awarded during the last fiscal year. Future compensation for Mr. Talla may include performance bonuses and stock option grants. The Committee may in the future establish specific quantitative and/or qualitative goals, the accomplishment of which will be considered in fixing Mr. Talla's compensation, In addition, the Committee will take into account amounts received by Mr. Talla in respect of his interest in The Sports Club/LA's net cash flow (See "Certain Relationships").
                                          Compensation Committee

                                          Andrew L. Turner
                                          Dennison Veru

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The executive compensation for the Company is administered by the Compensation Committee of the Board, whose members are currently Messrs. Turner and Veru. None of these individuals has ever been an officer or employee of the Company. Prior to entering into a consulting agreement with the Company in August 1996, Mr. Licklider also served as a member of the Compensation Committee.

                  STOCKHOLDER RETURN PERFORMANCE PRESENTATION

     The chart below sets forth line graphs comparing the performance of the Company's Common Stock against the American Stock Exchange (the "AMEX") market index and two peer groups of companies. Previously the Company compared itself with a set of companies consisting of Callaway Golf Company, Carnival Corp, Ben & Jerry's Homemade, Inc., Sports & Recreation, Inc., Golf Enterprises, Inc., Supercuts, Inc., Bally's Entertainment Corporation, Professional Sports Care Management, and Baby Superstore, Inc. all of which were engaged in the sports and leisure business. As of March 31, 1997, only three members of this group, Callaway Golf Company, Carnival Corp and Ben & Jerry's Homemade, Inc. (collectively, the "Old Peer Group") remain publicly traded companies and therefore, a new comparison group of eight peer companies has been created consisting of Callaway Golf Company, Carnival Corp, Ben & Jerry's Homemade, Inc., Bally Total Fitness Holding Corporation, Cedar Fair LP, Family Golf Centers Inc., National Golf Properties, Inc., and U.S. Physical Therapy, Inc. (collectively, the "New Peer Group"). The Company believes the New Peer Group, in contrast to the Old Peer Group, is a more accurate representation of entities engaged in the sports and fitness business. The graph compares the cumulative total shareholder return on the Company's Common Stock against the cumulative total return for all AMEX listed companies and both peer groups for the period since the date of the Company's initial public offering (October 13, 1994). These indices are included for comparative purposes only and do not necessarily reflect management's opinion that such indices are an appropriate measure of the relative performance of the stock involved, and are not intended to forecast or be indicative of possible future performance of the Company's Common Stock.

                COMPARISON OF 29 MONTH CUMULATIVE TOTAL RETURN*
       AMONG THE SPORTS CLUB COMPANY, INC., THE AMEX MARKET VALUE INDEX,
                     A NEW PEER GROUP AND AN OLD PEER GROUP

     MEASUREMENT PERIOD         SPORTS CLUB                                        AMEX MARKET
   (FISCAL YEAR COVERED)            INC.        NEW PEER GROUP   OLD PEER GROUP       VALUE
10/13/94                            100              100              100              100
12/94                                75               94               93               95
3/95                                 71               99               98              101
6/95                                 57              100               99              109
9/95                                 58              105              103              119
12/95                                35              115              112              119
3/96                                 36              131              128              125
6/96                                 30              141              140              126
9/96                                 30              150              149              125
12/96                                32              153              150              127
3/97                                 51              165              166              126

* $100 invested on 10/13/94 in stock or on 9/30/94 in Index -- including reinvestment of dividends, fiscal year ending December 31.
---------------
NOTES

(1) The lines represent index levels derived from closing stock prices.

(2) If the last day of the period was not a trading day, the preceding trading day was used.

(3) The index level for all series was set to 100.00 on October 13, 1994.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table sets forth certain information, as of May 15, 1997, regarding the beneficial ownership of the Company's Common Stock, by (i) each person known by the Company to be the beneficial owner of more than five percent of its Common Stock; (ii) each director; (iii) each executive officer listed in the Summary Compensation Table; and (iv) all directors and executive officers as a group. Unless otherwise indicated, each of the following stockholders has sole voting and investment power with respect to the shares beneficially owned, except to the extent that such authority is shared by spouses under applicable law.

                                                                  NUMBER OF
                                                                    SHARES      PERCENT OF
                                NAME OF                          BENEFICIALLY   OUTSTANDING
                          BENEFICIAL OWNER(1)                       OWNED        SHARES(8)
        -------------------------------------------------------  ------------   -----------
        D. Michael Talla(2)(3)(4)..............................     4,827,238      42.43%
        The Licklider Living Trust dated May 2, 1986...........     1,285,562      11.32%
        Mona Talla(2)(3)(4)....................................     4,827,238      42.43%
        Nanette Pattee Francini(2)(3)(4).......................     4,827,238      42.43%
        Mark S. Spino(2)(3)(4).................................     4,827,238      42.43%
        Phil Swain(2)(3)(4)....................................     4,827,238      42.43%
        The Jared R. Talla Irrevocable Trust dated January 4,
          1993(2)(3)(4)........................................     4,827,238      42.43%
        The Brett M. Talla Irrevocable Trust dated January 4,
          1993(2)(3)(4)........................................     4,827,238      42.43%
        John M. Gibbons(5).....................................       246,753       2.13%
        Dennison Veru..........................................        11,000        ***
        Timothy M. O'Brien(6)..................................        21,667        ***
        Andrew Turner..........................................        53,000        ***
        All directors and executive officers as a group (9
          persons)(7)..........................................     6,445,220      55.54%

---------------

Notes

*** Less than one percent.

(1) The address of each of the foregoing persons is 11100 Santa Monica Boulevard, Suite 300, Los Angeles, California 90025.

(2) Includes shares with respect to which the named beneficial owner shares voting power pursuant to a voting agreement which requires each party to vote their shares in the manner determined by a majority of all holders. The agreement is effective until October 20, 2004, or until terminated by persons holding 66 2/3% of the Common Stock held by all persons subject to the agreement. Mr. Talla, Mona Talla, The Jared R. Talla Irrevocable Trust dated January 4, 1993, The Brett M. Talla Irrevocable Trust dated January 4, 1993, Ms. Pattee Francini, Mr. Spino and Mr. Swain are record owners of 3,956,487, 30,953, 70,362, 70,362, 261,107, 237,969, and 181,664 shares of the Company's Common Stock, respectively. Mr. Talla (including members of his immediate family and trusts for their benefit) is the record owner of 4,128,164 shares.

(3) Includes 18,334 shares of Common Stock issuable within 60 days upon the exercise of options granted to Ms. Pattee Francini, Mr. Spino and Mr. Swain under the Company's 1994 Stock Incentive Plan. Ms. Pattee Francini and Mr. Spino each hold options exercisable for 5,000 shares and Mr. Swain holds options exercisable for 8,334 shares.

(4) Under the Stock Repurchase Plan approved by the Board of Directors on January 28, 1997, the Company on March 26, 1997, at a price of $4.6875 per share, purchased 25,000 shares from Ms. Pattee Francini and 20,000 shares from Mr. Swain. (See "Certain Relationships").

(5) Includes 35,500 shares owned by Mr. Gibbons, 5,000 shares owned by Mr. Gibbons' spouse and 206,253 shares of Common Stock issuable within 60 days upon the exercise of options granted under the Company's 1994 Stock Incentive Plan.

(6) Includes 21,667 shares of Common Stock issuable within 60 days upon the exercise of options granted under the Company's 1994 Stock Incentive Plan.

(7) Includes 246,254 shares of Common Stock issuable within 60 days upon the exercise of options granted under the Company's 1994 Stock Incentive Plan.

(8) All shares not currently outstanding that are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed to be outstanding for the purpose of computing the "Percent of Outstanding Shares" held by the holder thereof, but are not deemed to be outstanding for the purpose of computing the "Percent of Outstanding Shares" held by any other shareholder, pursuant to Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Company with copies of such reports. Based on the Company's review of copies of those reports and written representations which it has received, the Company believes that all such filings required to be made from January 1, 1996, through March 31, 1997, were made.

                             CERTAIN RELATIONSHIPS

     The Company possesses a 50.1% interest in the partnership which owns The Sports Club/LA; Mr. Talla owns the remaining 49.9% interest. The partnership agreement provides that, on an annual basis, the partners will share in the first $300,000 of The Sports Club/LA's net cash flow in proportion to their percentage interests. The next $35.0 million of net cash flow will be distributed to the Company (the "Priority Distribution"). All distributions of net cash flow thereafter, if any, will be made to the partners in proportion to their percentage interests. In addition, the partnership agreement provides the Company with an option to purchase Mr. Talla's interest for an amount equal to the product of four times the amount of distributions received by Mr. Talla in the year immediately preceding the year in which the option is exercised.

     The property on which the Sports Connection/West Hollywood is located is leased from a partnership in which Mr. Talla and his affiliates hold a controlling interest. The lease expires in August 2022, provides for monthly rental payments of $48,228, provides for increases in rent based upon increases in the CPI, and requires the lessee to pay all taxes, utilities, insurance and maintenance. In November 1996, the Company sold its interest in the Sports Connection/West Hollywood and the purchaser of the Club assumed the lease payable to Mr. Talla.

     As of December 31, 1996, Mr. Talla is either the guarantor of, or the named debtor with respect to, approximately $245,000 in debts of the Company. The Company has agreed with Mr. Talla to make all payments due with respect to all such debts, and to indemnify him with respect to all costs incurred in connection therewith. These debts have been reflected in the Company's financial statements.

     On April 3, 1997, the Company renewed the loan to Mr. Talla in the amount of $600,000. The loan is secured by 300,000 shares of the Company's Common Stock, and becomes due and payable in April 1998.

     Effective August 1, 1996, Mr. Licklider entered into a consulting agreement with the Company pursuant to which Mr. Licklider will receive $10,000 per month plus reimbursement for reasonable and necessary expenses. The agreement has a one year term and expires July 31, 1997. Under the terms of the agreement, Mr. Licklider must provide the Company with a minimum of 60 hours of service per month outside the normal scope of his duties as a director. Effective with the commencement of the consulting agreement, Mr. Licklider resigned from the Audit and Compensation Committees of the Board of Directors.

     Effective January 28, 1997, the Board of Directors gave final authorization for the use of up to $3.0 million to repurchase shares of the Company's Common Stock. The repurchase of shares is being funded by the proceeds of the sale of the Company's interest in the Sports Connection clubs. As of March 31, 1997, the Company has repurchased a total of 79,500 shares at prices per share ranging from a low of $3.50 on February 12, 1997, to a high of $4.6875 on March 27, 1997, with an average price per share of $4.59. On March 26, 1997, the Company agreed to purchase from Ms. Pattee Francini, Executive Vice President and Secretary of the Company, and Mr. Philip Swain, Vice President of Operations of the Company, 25,000 shares and 20,000 shares respectively, at a price of $4.6875, the closing price on the American Stock Exchange on March 25, 1997. The Company paid in full for the stock on March 27, 1997.

     The Company has entered into agreements with its directors and officers providing for the indemnification of such directors and officers by the Company to the maximum extent permitted under Delaware law, in the event such persons are the subject of lawsuits or otherwise suffer losses as a result of their activities on behalf of the Company. These agreements include, among other things, indemnity for judgments and settlements in derivative actions, prompt payment of legal expenses in advance of indemnification and equitable contribution by the Company in certain instances in the event a director or officer is not entitled to full indemnification. In addition, the indemnification agreements between the Company and Messrs. Talla and Licklider provide that the Company shall indemnify them against any losses incurred as a result of guarantees extended for the benefit of the Company or any of the Clubs. Currently, Mr. Licklider does not guarantee any indebtedness.

     The Company believes that each of the foregoing transactions has been on terms no less favorable to the Company than could have been obtained from unaffiliated third parties. All transactions between the Company and any of its directors or officers are subject to the approval of the disinterested directors.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     For the 1996 fiscal year, KPMG Peat Marwick LLP provided audit services which included examination of the Company's annual consolidated financial statements. Upon the recommendation of the Audit Committee, the Board has approved a resolution retaining KPMG Peat Marwick LLP as its independent auditors for fiscal 1997. A representative of KPMG Peat Marwick LLP is expected to attend the Annual Meeting to make any statements he or she may desire and to respond to appropriate questions.

                      SUBMISSION OF STOCKHOLDER PROPOSALS

     Any proposal which a stockholder intends to present for action at the Company's 1998 Annual Meeting of Stockholders and which such stockholder wishes to have included in the Company's proxy materials for such meeting must comply with the provisions of Rule 14a-8 promulgated under the Exchange Act. Proposals must be received by the Secretary of the Company at its principal office (11100 Santa Monica Boulevard, Suite 300, Los Angeles, California 90025) no later than January 23, 1998. It is suggested that any such proposal be submitted by certified mail, return receipt requested.

                                    GENERAL

     The Board of Directors knows of no matters other than those matters described above which are likely to be brought before the Annual Meeting. However, if any other matter properly comes before the Annual Meeting the proxies confer discretionary authority with respect to acting thereon. The proxies holders will vote the proxies thereon in accordance with their best judgment, provided that, to the extent the Company becomes aware a reasonable time before the Annual Meeting of any matter to come before such meeting, the Company will provide stockholders an opportunity to vote by proxy directly on such matter. Upon receipt of such proxies in time for voting, the shares represented thereby will be voted as indicated thereon and as described in this Proxy Statement.

     Financial Statements for the fiscal year ended December 31, 1996, are not made a part of this Proxy Statement. However, financial statements are included in the annual report for the year ended December 31, 1996, enclosed with this Proxy Statement. The annual report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is made.

     Each stockholder is urged to complete, date, sign and promptly return the enclosed proxy card.

     Any questions should be directed to the Company, care of Lois Barberio, Investor Relations, 11100 Santa Monica Boulevard, Suite 300, Los Angeles, California 90025, telephone (310) 479-5200.


                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ NANETTE PATTEE FRANCINI

                                          Nanette Pattee Francini
                                          Secretary


Los Angeles, California
May 20, 1997

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


                         THE SPORTS CLUB COMPANY, INC.


          I/We hereby appoint John M. Gibbons, Timothy O'Brien, Lois Barberio, or any one of them acting in the absence of the others, as proxyholders, each with the power to appoint his or her substitute, and hereby authorize them to represent and to vote, as designated on the reverse side, all the shares of common stock of The Sports Club Company, Inc. held of record by me/us on April 25, 1997, at the Annual Meeting of Stockholders to be held on June 24, 1997, or any adjournment thereof.

          This proxy when properly executed will be voted in the manner directed on the reverse side. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES LISTED ON THE REVERSE SIDE. This proxy will be voted in the discretion of the proxyholders, upon such other business as may properly come before the Annual Meeting of Stockholders or any adjournment thereof.


                    (PLEASE VOTE AND SIGN ON THE OTHER SIDE)




  ---  Please mark your
A  X   votes as in this
  ---  example.

         The Board of Directors recommends a vote "FOR" the following:


                  FOR    WITHHOLD AUTHORITY
1.  Election of   ---         ---
    Class III
    Directors     ---         ---

NOMINEES:  David Michael Talla and Rex A. Licklider

(INSTRUCTION: To withhold authority to vote for any individual, write that nominee's name on the line provided:)

------------------------------------------------

The undersigned hereby acknowledges receipt of the Proxy
Statement dated May 20, 1997 and hereby revokes any proxy or proxies heretofore given to vote shares at said meeting or any adjournment thereof.

PLEASE DATE, SIGN AND RETURN PROMPTLY IN THE
ENCLOSED SELF-ADDRESSED, POSTAGE PAID ENVELOPE.

Signature                                          Date
         -------------------------------------         -----------------------
       Please sign exactly as name appears hereon


                                                   Date
----------------------------------------------         -----------------------
         Signature if held jointly


NOTE: Both should sign if shares held in joint tenancy. If signing as attorney, executor, administrator, trustee or guardian, give full title; if corporation, sign full corporate name by President or authorized officer. If partnership, sign partnership name by authorized person.